UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 19, 2025

TXO Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-41605 (Commission File Number)	32-0368858 (IRS Employer Identification No.)
400 West 7th Street, Fort Worth, Texas (Address of principal executive offices)	76102 (Zip Code)
(817) 334-7800
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	TXO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Bob R. Simpson as Chief Executive Officer

On March 19, 2025, Bob R. Simpson resigned from his position as Chief Executive Officer of TXO Partners GP, LLC (the “General Partner”), the general partner of TXO Partners, L.P. (the “Partnership”), effective April 1, 2025. He will continue to serve as Chairman of the board of directors of our General Partner (the “Board”).

Appointment of Brent W. Clum and Gary D. Simpson as Co-Chief Executive Officers

On March 19, 2025, in connection with the resignation of Bob R. Simpson, the Board appointed Brent W. Clum and Gary D. Simpson to serve as Co-Chief Executive Officers, effective April 1, 2025. Mr. Clum currently serves as the President of Business Operations, Chief Financial Officer and a Director of the General Partner, while Mr. Simpson currently serves as the General Partner’s President of Production and Development. Both will continue to serve in their respective roles alongside their new appointments. Mr. Simpson will serve as principal executive officer. Biographical and other information about each of Mr. Clum and Mr. Simpson can be found in the Partnership’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 4, 2025 (the “Partnership’s Annual Report”), and incorporated by reference herein.

Neither Mr. Clum nor Mr. Simpson will receive any additional compensation for their roles as Co-Chief Executive Officer of the General Partner. As of the date of this report, any additional compensation to serve as Co-Chief Executive Officers has not yet been determined by the Board. The Partnership will disclose any compensation adjustment made in connection with these appointments, if any, as required.

There are no arrangements between Mr. Clum or Mr. Simpson, on the one hand, and any other persons, on the other hand, pursuant to which Mr. Clum or Mr. Simpson, as applicable, was appointed to serve as a Co-Chief Executive Officer of the General Partner. There are no family relationships between Mr. Clum and any director, executive officer or person nominated or chosen to become a director or executive officer of the General Partner, on the other hand. Mr. Simpson is the nephew of Bob R. Simpson. Neither Mr. Clum nor Mr. Simpson has any direct or indirect material interest in any transaction that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Gary D. Simpson to the Board of Directors

On March 19, 2025, the Board appointed Gary D. Simpson to serve as a member of the Board of the General Partner, effective April 1, 2025. There are no arrangements between Mr. Simpson, on the one hand, and any other persons, on the other hand, pursuant to which Mr. Simpson was appointed to serve as a member of the Board. Mr. Simpson does not have any direct or indirect material interest in any transaction that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Simpson will not receive any additional compensation in connection with his appointment to the Board.

Item 7.01 Regulation FD Disclosure.

    On March 19, 2025, the Partnership issued a press release announcing the leadership transition described above. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

    Information in this Item 7.01 and Exhibit 99.1 of Item 9.01 below shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act except as otherwise expressly stated in such a filing.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits

Exhibit Number	Description

99.1	Press Release issued by TXO Partners, L.P. on March 19, 2025

104.0	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TXO Partners, L.P.

	By:	TXO Partners GP, LLC
its general partner

Dated: March 19, 2025	By:	/s/ Brent W. Clum
		Name:	Brent W. Clum
		Title:	President of Business Operations and Chief Financial Officer

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